                             SUPPLEMENTAL MORTGAGE
- ----------------------------------------------------------------------------
                             Supplemental Indenture
                               DATED MAY 1, 1994
                               -----------------
                                SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE
                              DATED AUGUST 1, 1924
                               ------------------
                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                       TO
                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                    TRUSTEE
                                765 BROAD STREET
                            NEWARK, NEW JERSEY 07101
                               ------------------
                          PROVIDING FOR THE ISSUE OF
                      FIRST AND REFUNDING MORTGAGE BONDS,
                           POLLUTION CONTROL Series P

- -----------------------------------------------------------------------------
                     RECORD IN MORTGAGE BOOK AND RETURN TO:
                              JAMES T. FORAN, ESQ.
                               80 PARK PLAZA, T5B
                                  P.O. BOX 570
                               NEWARK, N.J. 07101

This instrument prepared by
 EDWARD C. FEDAK
(EDWARD C. FEDAK, ESQ.)

                               TABLE OF CONTENTS
                               ------------------




                                                                    PAGE
                                                                 -----------
RECITALS......................................................        1
FORM OF BOND..................................................        4
FORM OF CERTIFICATE OF AUTHENTICATION.........................        8
GRANTING CLAUSES..............................................        8
                                ARTICLE I.
                BONDS OF THE POLLUTION CONTROL Series P.
DESCRIPTION OF POLLUTION CONTROL Series P.....................        10
                                ARTICLE II.
            REDEMPTION OF BONDS--POLLUTION CONTROL Series P.
SECTION 2.01.   Redemption--Redemption Prices.................        11
SECTION 2.02.   Notice of Redemption..........................        13
SECTION 2.03.   Interest on Called Bonds to Cease.............        14
SECTION 2.04.   Bonds Called in Part..........................        14
SECTION 2.05.   Provisions of Indenture not Applicable........        15
                                 ARTICLE III.
                                MISCELLANEOUS.
SECTION 3.01.   Authentication of Bonds of Pollution Control
                  Series P....................................        15
SECTION 3.02.   Additional Restrictions on Authentication of
                  Additional Bonds Under Indenture............        15
SECTION 3.03.   Restriction on Dividends......................        15
SECTION 3.04.   Use of Facsimile Seal and Signatures..........        16
SECTION 3.05.   Effective Period of Supplemental Indenture....        16
SECTION 3.06.   Credits with Respect to Payments..............        16
SECTION 3.07.   Time for Making of Payment....................        17
SECTION 3.08.  Effect of Approval of Board of Regulatory
                  Commissioners of the State of New Jersey....        17
SECTION 3.09.   Execution in Counterparts.....................        17
Acknowledgments...............................................        18
Certificate of Residence......................................        20

     SUPPLEMENTAL INDENTURE, dated the 1st day of May, 1994, for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

     WHEREAS, on July 25, 1924, the Company executed and delivered to Fidelity Union Trust Company (now known as First Fidelity Bank, National Association), a certain indenture dated August 1, 1924 (hereinafter called the "Indenture"), to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

     WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:


                                                           PAGE
COUNTY        OFFICE            BOOK NUMBER               NUMBER
- ------        ------            -----------               -------
Atlantic      Clerk's        1955 of Mortgages              160
Bergen        Clerk's          94 of Chattel Mortgages     123 etc.
                              693 of Mortgages              88 etc.
Burlington    Clerk's          52 of Chattel Mortgages   Folio 8 etc.
                              177 of Mortgages           Folio 354 etc.
Camden        Register's       45 of Chattel Mortgages      184 etc.
                              239 of Mortgages               1 etc.
Cumberland    Clerk's         786 of Mortgages              638 & c.
Essex         Register's      437 of Chattel Mortgages       1-48
                             T-51 of Mortgages              341-392
Gloucester    Clerk's          34 of Chattel Mortgages      123 etc.
                              142 of Mortgages               7 etc.
Hudson        Register's      453 of Chattel Mortgages       9 etc.
                             1245 of Mortgages              484 etc.
Hunterdon     Clerk's         151 of Mortgages                344
Mercer        Clerk's          67 of Chattel Mortgages       1 etc.
                              384 of Mortgages               1 etc.
Middlesex     Clerk's         113 of Chattel Mortgages       3 etc.
                              437 of Mortgages              294 etc.
Monmouth      Clerk's         951 of Mortgages              291 & c.
Morris        Clerk's         N-3 of Chattel Mortgages      446 etc.
                             F-10 of Mortgages              269 etc.
Ocean         Clerk's        1809 of Mortgages                 40
Passaic       Register's      M-6 of Chattel Mortgages      178 etc.
                             R-13 of Mortgages              268 etc.
Salem         Clerk's         267 of Mortgages              249 & c.

                                                           PAGE
COUNTY        OFFICE            BOOK NUMBER               NUMBER
- ------        ------            -----------               -------

Somerset      Clerk's         46 of Chattel Mortgages     207 etc.
                            N-10 of Mortgages              1 etc.
Sussex        Clerk's        123 of Mortgages              10 & c.
Union         Register's     128 of Chattel Mortgages      28 & c.
                             664 of Mortgages             259 etc.
Warren        Clerk's        124 of Mortgages             141 etc.


and

     WHEREAS,   the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

                                                           PAGE
COUNTY         OFFICE            BOOK NUMBER               NUMBER
- ------         ------            -----------               -------

Adams          Recorder's        22 of Mortgages             105
Armstrong      Recorder's       208 of Mortgages             381
Bedford        Recorder's        90 of Mortgages             917
Blair          Recorder's       671 of Mortgages             430
Cambria        Recorder's       407 of Mortgages             352
Cumberland     Recorder's       500 of Mortgages             136
Franklin       Recorder's       285 of Mortgages             373
Huntingdon     Recorder's       128 of Mortgages              47
Indiana        Recorder's       197 of Mortgages             281
Lancaster      Recorder's       984 of Mortgages              1
Montgomery     Recorder's      5053 of Mortgages            1221
Westmoreland   Recorder's      1281 of Mortgages             198
York           Recorder's      31-V of Mortgages             446


and

     WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

     WHEREAS,   the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated March 1, 1994 (No.2), has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and

     WHEREAS, since the execution and delivery of said supplemental indenture dated March 1, 1994 (No.2), the Company has acquired property which in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

     WHEREAS, the Indenture has been amended or supplemented from time to time; and

     WHEREAS,   it is provided in the Indenture that no bonds other than those of the 5 1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and


     WHEREAS, the New Jersey Economic Development Authority (the "Authority") is making provision for the issuance and sale of its Pollution Control Revenue Bonds, 1994 Series A (Public Service Electric and Gas Company Project) (the "1994 Series A Authority Bonds") the proceeds of which will be loaned to the Company to finance a portion of the Company's 95% share of the costs of certain pollution control facilities (the "Project") at the Hope Creek Generating Station (the "Station") in Lower Alloways Creek Township, Salem County, New Jersey; and

     WHEREAS, the 1994 Series A Authority Bonds are to be issued under an Indenture of Trust dated as of May 1, 1994 (the "Authority Indenture"), between the Authority and First Fidelity Bank, National Association, as trustee (the "Authority Trustee"); and

     WHEREAS, the Company has entered into a Pollution Control Facilities Loan Agreement dated as of May 1, 1994, as supplemented (the "Agreement"), with the Authority providing, among other things, for the loan by the

Authority to the Company of funds to finance a portion of the costs of the Project, and for the the issuance by the Company to the Authority Trustee, as assignee of the Authority, of First and Refunding Mortgage Bonds of the Company to evidence the Company's obligation to repay said loan, and for such purposes the Company desires to provide for the issue of $100,000,000 aggregate principal amount of bonds secured by the Indenture of a series to be designated as "First and Refunding Mortgage Bonds, Pollution Control Series P" (hereinafter sometimes called "Pollution Control Series P"); and

     WHEREAS, the text of the bonds of the Pollution Control Series P and of the certificate of authentication to be borne by the bonds of the Pollution Control Series P shall be substantially of the following tenor:

                                 [FORM OF BOND]

     This Bond is not transferable except as provided in the Indenture of Trust dated as of May 1, 1994 between the New Jersey Economic Development Authority and First Fidelity Bank, National Association, as trustee (the "Authority Indenture").

REGISTERED                                                        REGISTERED
NUMBER                                                              AMOUNT
R-                                                              $100,000,000


                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                       FIRST AND REFUNDING MORTGAGE BOND,
                           POLLUTION CONTROL Series P

     Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to pay to First Fidelity Bank, National Association, as trustee under the Authority Indenture, or registered assigns, the principal sum of One Hundred Million Dollars, on May 1, 2032, and to pay interest thereon from the date hereof, at the rate of 6.40% per annum, and until payment of said principal sum, such interest to be payable May 1 and November 1 in each year.

     Both the principal hereof and interest hereon shall be paid at the principal office of First Fidelity Bank, National Association in the City of Newark, State of New Jersey, or at the corporate trust office of any paying agent appointed by the Company, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

     This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, between the Company and First Fidelity Bank, National Association (formerly known as Fidelity Union Trust Company), a national banking association of the United States of America, as Trustee, as supplemented and amended by the supplemental indentures thereto, including the supplemental indenture dated May 1, 1994. This Bond is one of the Bonds of the Pollution Control Series P, which series is limited to the aggregate principal amount of $100,000,000 and is issued pursuant to said supplemental indenture dated May 1, 1994.

Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

     In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does not alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

     First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon Bonds and of registered Bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the Pollution Control Series P, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, Pollution Control Series P".

     In case of the happening of an event of default as specified in said indenture and in the supplemental indenture dated March 1, 1942 supplemental thereto, the principal sum of the Bonds of this issue may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

     The Bonds of this series are subject to redemption as provided in said supplemental indenture dated May 1, 1994.

     This Bond is transferable, but only as provided in the Indenture of Trust dated as of May 1, 1994, made by the New Jersey Economic Development

Authority to First Fidelity Bank, National Association, as trustee, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at the principal office of the Trustee; upon any such transfer a new Bond similar hereto will be issued to the transferee. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

     The Bonds of this series are issuable only in fully registered form, in any denomination authorized by the Company.

     No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond or coupon issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds or coupons issued thereunder, or implied therefrom.

     This Bond shall not be entitled to any security or benefit under said indenture, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by First Fidelity Bank, National Association, as Trustee, or by its successor in trust under said indenture.

     IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.

Dated
                                           PUBLIC SERVICE ELECTRIC AND GAS
                                           COMPANY,

                                           By

                                                  (Vice) President

(Seal)
Attest:

        (Assistant) Secretary

                    [FORM OF CERTIFICATE OF AUTHENTICATION]
                         CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated May 1, 1994, as secured thereby.

                                           FIRST FIDELITY BANK, NATIONAL
                                             ASSOCIATION, TRUSTEE,

                                           BY

                                                Authorized Signatory
                            -------------------

     WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

     WHEREAS, the Company represents that all things necessary to make the bonds of the Pollution Control Series P hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed:

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated March 1, 1994 (No.2), supplemental to the Indenture (except any such property duly released from, or disposed of free from, the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

     All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

     UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

     SUBJECT, also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and SUBJECT, also, to existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as theretofore and hereby amended and supplemented;

     TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

     IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

     AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH that for the considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

                                   ARTICLE I.

                    BONDS OF THE POLLUTION CONTROL Series P.

     The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, Pollution Control Series P"; shall be limited to the aggregate principal amount of $100,000,000; shall be issued initially to the Authority Trustee, as assignee of the Authority, to evidence the Company's obligation to repay the loan to finance a portion of the costs of the Project made pursuant to the Agreement; and shall mature and bear interest as set forth in the form of bond hereinbefore described; provided, however, that the Company shall receive certain credits against principal and interest obligations as set forth in Section 3.06 hereof. The date of each bond of the Pollution Control Series
P shall be the semi-annual interest payment date next preceding the date of authentication, unless such date of authentication be an interest payment date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first semi-annual interest payment date, in which case the date shall be May 1, 1994.

     Bonds of the Pollution Control Series P shall be issued as fully registered bonds in any denomination authorized by the Company. Interest on bonds of the Pollution Control Series P shall be payable semi-annually on May
1 and November 1 of each year, payable initially on November 1, 1994, and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the principal office of the Trustee, or at the corporate trust office of any paying agent appointed by the Company.

     Bonds of the Pollution Control Series P shall be transferable (but only as provided in the Authority Indenture) upon surrender thereof for cancellation by the registered owner in person or by attorney duly authorized in writing at said office of the Trustee.

     The Company hereby waives any right to make a charge for any transfer of bonds of the Pollution Control Series P, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                                  ARTICLE II.

                REDEMPTION OF BONDS--POLLUTION CONTROL Series P.

     SECTION 2.01. Redemption--Redemption Prices. Bonds of the Pollution Control Series P shall be subject to redemption prior to maturity, but if in part only in integral multiples of $5,000, under the conditions and upon the payment of the amounts specified in the following subsections, together in each case with interest accrued to the redemption date:

          (a) at the option of the Company, on any date on or after May 1, 2004, either as a whole or in part, at the following redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:


REDEMPTION PERIOD                                         REDEMPTION PRICE
- -----------------                                         -----------------
May 1, 2004 through April 30, 2005.....................           102%
May 1, 2005 through April 30, 2006.....................           101%
May 1, 2006 and thereafter...........................             100%


          (b) at the option of the Company, as a whole at any time at 100% of the principal amount thereof, if any of the following events shall have occurred and if, within one year of the occurrence of any of the following events, the Company shall have given evidence to the Trustee and the Authority Trustee, in each case by a certificate signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Company to the effect that one of such events has occurred and is continuing, and describing the same:

          (1) (i) the Station or a substantial portion of the facilities of the Project shall have been damaged or destroyed to such extent that (a)
   the Station or such facilities cannot be reasonably restored within a period of six months from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction, or (b) the Company is thereby prevented or likely to be prevented from carrying on its normal operation of the Station or such facilities for a period of six months from the date of such damage or destruction, or (c) it would not be practicable or desirable to rebuild, repair or restore the Station or such facilities or (ii) the Salem Nuclear Generating Station, adjacent to the Station, or a substantial portion of the Salem Nuclear Generating Station shall have been damaged or destroyed to such extent that the Company is thereby prevented or likely to be prevented from carrying on its normal operation of the Station or such facilities for a period of six months from the date of such damage or destruction; or

          (2) title to, or the temporary use of, all or substantially all of the Station or a substantial portion of the facilities of the Project shall have been taken or condemned by a competent authority which taking or condemnation results or is likely to result in the Company being thereby prevented or likely to be prevented from carrying on its normal operation of Station or such facilities for a period of six months; or

          (3) changes in the cost or availability of raw materials, operating supplies, or facilities or technological or other changes have made the continued operation of all or substantially all of the Station or a substantial portion of the facilities of the Project uneconomical; or

          (4) any laws, rules, regulations or orders of any governmental or regulatory entity shall require a shutdown of the Station or a substantial portion of the facilities of the Project or prevent the Company from carrying on its normal operation of the Station or the facilities of the Project, in each case for a period of six months.

         (c) in, whole or in part (if, in the opinion of nationally recognized bond counsel, such partial redemption will preserve the exclusion from gross income for Federal income tax purposes of interest on the 1994 Series B Authority Bonds) at 100% of the principal amount thereof to be redeemed, within 180 days after a "final determination" (i.e., the issuance of a published or private ruling or technical advice) of the Internal Revenue Service or a judicial decision in a proceeding by any court of competent jurisdiction in the United States (from which ruling, advice or decision no further right of appeal exists), in all cases in which the Company has participated or been a party or has been given an opportunity to participate and has failed to do so (no such decree or judgment by any court or action by the Internal Revenue Service to be considered final unless the owner of the 1994 Series B Authority Bonds involved in such proceeding or action has given the Company and the Authority Trustee prompt written notice of the commencement thereof and offered the Company, at the Company's expense, the opportunity to control the defense thereof) that, as a result of a failure by the Company to observe any covenant, agreement, representation or warranty in the Agreement, the interest payable on the 1994 Series B Authority Bonds is includable in the gross income for Federal income tax purposes of the holder thereof, other than a "substantial user" of the Project or a "related person" as provided in Section 147(a) of the Internal Revenue Code of 1986.

    SECTION 2.02. Notice of Redemption. (a) The election of the Company under subsection (a) or (b) of Section 2.01 hereof to redeem any of the bonds of the Pollution Control Series P shall be evidenced by a resolution of the Board of Directors of the Company calling for redemption on a stated date of all or, in the case of subsection (a), a stated principal amount thereof. To exercise its option to redeem the bonds of the Pollution Control Series P under subsection
(a) or (b) of Section 2.01 hereof, the Company shall deliver to the Trustee, the Authority and the Authority Trustee a certified copy of said resolution calling all or, in the case of subsection (a), a stated principal amount of the bonds of the Pollution Control Series P for redemption on a date not less than 40 days nor more than 90 days from the date said resolution is delivered. The delivery to the Authority Trustee of a certified copy of such resolution shall constitute notice to the Authority Trustee of the redemption referred to therein, on the terms specified therein. The Company shall on or before such redemption date deposit with the Trustee, as paying agent hereunder, the total applicable redemption price of all the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 3.06 hereof, and the Trustee, as such paying agent, shall apply such funds on the redemption date to the redemption of the bonds so called.

     (b) The Company shall, within 10 days after the occurrence of a "final determination" under subsection (c) of Section 2.01 hereof, deliver to the Trustee written notice of such "final determination". The Company shall, by resolution of its Board of Directors, fix a redemption date for such redemption and shall deliver to the Trustee, the Authority and the Authority Trustee a certified copy of said resolution at least 40 days prior to the date so selected for redemption. Such redemption date may be any day not more than 180 days after the occurrence of such "final determination". If the Trustee does not receive written notice of such selection by the Company within 140 days after the date of the occurrence of such "final determination", then the redemption date shall be the 180th day after the occurrence of such "final determination". On or before such redemption date, the Company shall deposit with the Trustee, as paying agent hereunder, the total redemption price of the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 3.06 hereof, and the Trustee, as such paying agent, shall apply such funds, on the redemption date, to the redemption of the bonds so called. The delivery to the Authority Trustee of a certified copy of such resolution shall constitute notice to the Authority Trustee of the redemption referred to therein on the terms specified therein.

     SECTION 2.03. Interest on Called Bonds to Cease. Each bond or portion thereof of the Pollution Control Series P called for redemption under Section
2.02 hereof shall be due and payable at the office of the Trustee, as paying agent hereunder, at the applicable redemption price and on the specified redemption date, anything herein or in such bond to the contrary notwithstanding. From and after the date when each bond or portion thereof of the Pollution Control Series P shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by or provided to the Trustee, as paying agent hereunder, and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

     SECTION 2.04. Bonds Called in Part. If only a portion of any bond of the Pollution Control Series P shall be called for redemption pursuant to Section
2.02 hereof, the notice of redemption hereinbefore provided for shall specify the portion of the principal amount thereof to be redeemed. Upon payment of the portion so called for redemption, the Trustee, as paying agent hereunder, shall give prompt written notice thereof to the Company.

     SECTION 2.05. Provisions of Indenture Not Applicable. The provisions of Article Four of the Indenture, as amended and supplemented, shall not apply to the procedure for the exercise of any right of redemption reserved by the Company, or to any mandatory redemption provided in this Article in respect of the bonds of the Pollution Control Series P. There shall be no sinking fund for the bonds of the Pollution Control Series P.

                                  ARTICLE III.

                                 MISCELLANEOUS.

     SECTION 3.01.  Authentication of Bonds of Pollution Control Series P.
None of the bonds of the Pollution Control Series P, the issue of which is provided for by this supplemental indenture, shall be authenticated by the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

     SECTION 3.02. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture, no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property

          (1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1 3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision

         C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and

          (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

     SECTION 3.03. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

     SECTION 3.04. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the bonds of the Pollution Control Series P may be facsimiles.

     SECTION 3.05. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the bonds of the Pollution Control Series P shall remain outstanding.

     SECTION 3.06. Credits with Respect to Payments. (a) The Company shall be entitled to a credit against its obligation to pay interest on the bonds of the Pollution Control Series P equal to interest paid on the 1994 Series A Authority Bonds out of the accrued interest received upon the original issuance of the 1994 Series A Authority Bonds and the earnings on the investment thereof, as provided in the Authority Indenture, which are held by the Authority Trustee at the time of the interest payment date.

     (b) The Company shall be entitled to credits against amounts otherwise payable in respect of the bonds of the Pollution Control Series P in an amount corresponding to (i) the principal amount of any 1994 Series A Authority Bond surrendered to the Authority Trustee by the Company or the Authority, or purchased by the Authority Trustee, for cancellation and (ii) the amount of money held by the Authority Trustee and available and designated for the payment of principal or redemption price of and interest on the 1994 Series A Authority Bonds, as the case may be, regardless of the source of payment to the Authority Trustee of such moneys, and the Trustee, as paying agent hereunder, shall give prompt written notice to the Company of any such credit with respect to the payment of interest.

     (c) The Trustee, as paying agent hereunder, shall (i) promptly notify the Company of each deposit in the Debt Service Fund under the Authority Indenture,
(ii) provide evidence to the Company that such deposit has been credited to such Fund and (iii) give prompt written notice to the Company of any credits with respect to payment of principal or redemption price of and interest on the bonds of the Pollution Control Series P.

       (d) A certificate of the Company signed by the President or any Vice President, and by the Secretary or any Assistant Secretary, and consented to by the Authority Trustee, stating that the Company is entitled to a credit under this Section 3.06 and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate without further investigation or verification of the matters stated therein.

     SECTION 3.07. Time for Making of Payment. All payments of principal or redemption price of and interest on the bonds of the Pollution Control Series
P shall be made to the Authority Trustee in such funds as shall constitute immediately available funds when payment is due. In any case where the date of payment of the principal or redemption price of or interest on the bonds of the Pollution Control Series P or the date fixed for redemption of any such bonds shall be in the city of payment a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then such payment need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest on such payment shall accrue for the period after such date.

     SECTION 3.08. Effect of Approval of Board of Regulatory Commissioners of the State of New Jersey. The approval of the Board of Regulatory Commissioners of the State of New Jersey of the execution and delivery of these presents and of the issue of any bonds of the Pollution Control Series P shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

     SECTION 3.09. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

     IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President, one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and First Fidelity Bank, National Association, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by the signature of its Secretary, Cashier or an Assistant Cashier or a Corporate Trust Officer, Executed and delivered this 19th day of May, 1994.

                                           PUBLIC SERVICE ELECTRIC AND GAS
                                           COMPANY

                                           By
                                                         P. A. RADO
                                                        (P. A. RADO)
                                                       Vice President

Attest:
          E.J. BIGGIN, JR.
         (E.J. BIGGIN, JR.)
         Assistant Secretary

                                           FIRST FIDELITY BANK, NATIONAL
                                           ASSOCIATION

                                           By
                                                        F. GALLAGHER
                                                       (F. Gallagher)
                                                  Assistant Vice President

Attest:
             D. DOWDELL
            (D. Dowdell)
           (Corporate Seal)

STATE OF NEW JERSEY)
                   )        ss.:
COUNTY OF ESSEX    )

     BE IT REMEMBERED, that on this 19th day of May, 1994, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared P.
A. Rado who, I am satisfied, is a Vice President of PUBLIC SERVICE ELECTRIC AND GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer for and on behalf of such corporation, and I having first made known to her the contents thereof, she did acknowledge that she signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation, the mortgagor, has received a true copy of said instrument.

                                                JEAN M. SIEZ
                                                JEAN M. SIEZ
                                         A NOTARY PUBLIC OF NEW JERSEY
                                       My Commission Expires Nov. 28, 1995
                                                (NOTARY SEAL)


STATE OF NEW JERSEY)
                   )        ss.:
COUNTY OF ESSEX    )

     BE IT REMEMBERED, that on this 19th day of May, 1994, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared F. Gallagher who, I am satisfied, is an Assistant Vice President of FIRST FIDELITY BANK, NATIONAL ASSOCIATION, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal; and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

                                             JACQUELYN E. ONUFER
                                             JACQUELYN E. ONUFER
                                         A NOTARY PUBLIC OF NEW JERSEY
                                       My Commission Expires July 14, 1997
                                                (NOTARY SEAL)

                            CERTIFICATE OF RESIDENCE

     First Fidelity Bank, National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence is 765 Broad Street, Newark, New Jersey 07101.

                                           FIRST FIDELITY BANK, NATIONAL
                                           ASSOCIATION

                                           By    F. GALLAGHER
                                                (F. Gallagher)
                                              Assistant Vice President